UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

From December 26, 2010 through December 30, 2010, the Company continued to retire its debt through the issuance of common stock.  Upon the issuance of the common stock, the Company reduced the debt on its books in an amount equal to the total dollar amount of debt being retired.  In addition, the Company also issued common stock to one or more individuals and/or entities for services provided to the Company.  The Company previously reported it total issued and outstanding share balance as of December 25, 2010 on its report on Form 8-K, which was filed on December 30, 2010.  At that time, the Company had 6,483,476,162 shares of common stock issued and outstanding and 59,148,401 preferred shares issued and outstanding in its Class A, B, C, D, E, F and G Convertible Preferred Stock.

From December 26, 2010 through December 30, 2010, a total of 5 entities and 1 individual elected to convert a total of $132,438 of commercial and other debt owed to them from the Company as a result of advances, loans and services provided to the Company, pursuant to each entity’s respective Convertible Promissory Notes, into 1,648,752,500 shares of the Company’s common stock.  Of the total shares issued, 1,000,000,000 shares were issued to entities and individuals affiliated with the Company and as a result those shares are subject to additional restrictions in accordance with Rule 144.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated under the Act.  The Company believes that each entity is an “accredited investor” under Rule 501 under Regulation D and had adequate access to information about the Company through its relationship with the Company.

From December 26, 2010 through December 30, 2010, a total of 1 individual was issued a total of 320,000,000 shares of the Company’s common stock in consideration of services to the Company valued at $32,000.  The Company relied on the exemption from registration afforded pursuant to Section 4(2) under the Act due to the fact that the issuance of the shares did not involve a public offering of securities.

From December 26, 2010 through December 30, 2010, a total of 3 affiliated entities were issued a total of 1,435,753,732 shares of the Company’s common stock in accordance with agreements between the entities and the Company for consideration of providing advances, loans, and services to the Company during fiscal year 2010 with the shares issued valued at $143,575.  All of the shares were issued to entities affiliated with the Company and as a result those shares are subject to additional restrictions in accordance with Rule 144.  The Company relied on the exemption from registration afforded pursuant to Section 4(2) under the Act due to the fact that the issuance of the shares did not involve a public offering of securities.

From December 26, 2010 through December 30, 2010, the Company cancelled a total of 273,460,000 shares of the Company’s common stock valued at $83,630 that had previously been issued during the 3rd and 4th quarters of 2010.

As of December 30, 2010, the total issued and outstanding shares were 9,614,522,394, including shares held in reserve in accordance with certain contractual obligations of the Company.  The total shares held in street name, also known as the float, were 6,326,442,154 shares.

The Company’s current plan is to retire a major portion of its debt, thereby eventually reducing the amount of shares that will need to be issued in connection with Company debt.  As the Company continues to grow and revenues increase, the need to issue shares for services and other non-debt consideration should also decrease, thereby also reducing the numbers of shares to be issued for services and other consideration.

The Company received stockholder approval at its annual stockholder meeting on December 13, 2010 to register the offer and sale of $10,000,000 in common and preferred stock, with the proceeds being used to retire debt, further expand operations and to implement a stock repurchase program to reduce the number of shares in the market, subject to regulatory approvals.

The importance of the Company’s plans to retire its commercial and other debt owed to various entities and individuals by the Company as a result of advances, loans and services provided to the Company, pursuant to each entity’s respective Convertible Promissory Notes, cannot be understated.  During fiscal year 2010, 72% of all stock issuances were for retirement of debt.  As a result, the Company is aggressively pursuing the funding necessary to retire its debt, further expand operations and to implement a stock repurchase program to reduce the number of shares in the market, subject to regulatory approval.  The Company has begun the process of preparing the registration statement that will allow it to proceed with the expected funding.

There can be no guarantee that the Company plans, including the retirement of debt through stock issuances and the planned offering and registration, will be successful and the failure to implement and execute such plans could have a material adverse impact on the Company and its stockholders, as the Company would need to continue to issue additional stock, thereby increasing, rather than decreasing, the number of shares issued and outstanding.

The Company retained the services of an independent certified paralegal during December 2010 to assist the Company in the preparation of various agreements, contracts, filings and forms, including Form 8-K reports.  The Company expects this addition to result in better and timelier stockholder communications as the Company continues to grow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: December 30, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman